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                                                                  EXHIBIT 10.33


                                      NOTE

U.S. $200,000.00                                        Minneapolis, Minnesota
                                                        October 31, 1995

        FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay Craig Forsman the sum of Two Hundred Thousand and 00/100 ($200,000.00) Dollars, together with interest at the rate of 15% per annum. Interest shall commence on the date of this Note. Borrower shall pay interest only payments in the amount of $2,500 on the first day of each month commencing December 1, 1995. The entire principal balance due herein together with accrued interest shall be due and payable in full on February 1, 1996.

        If this Note is not paid when due and remains unpaid after a date specified by a notice to Borrowers, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable at the option of the Note holder. The date specified shall not be less than thirty days from the date such notice is mailed. The Note holder may exercise this option to accelerate during any default by Borrowers regardless of any prior forbearance. If suit is brought to collect this Note, the Note holder shall be entitled to collect all reasonable costs and expenses of suit, including, but not limited to, reasonable attorney's fees.

        Borrowers may prepay the principal amount outstanding in whole or in part. The Note holder may require that any partial prepayments (i) be made on the date installments are due and (ii)
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be in the amount of that part of one or more installments which would be applicable to principal. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent installments or change the amount of such installments, unless the Note holder shall otherwise agree in writing.

        Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof.

        This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

        Any notice to Borrower provided for in this Note shall be given by mailing such notice by certified mail addressed to Borrower at the property address or to such other address as Borrower may designate by notice to the Note holder. Any notice to the Note holder shall be given by mailing such notice by certified mail, return receipt requested, to the Note holder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to Borrower.

        This Note is secured by a Deed of Trust encumbering certain real property in Teller County, Colorado.

                                        National Gaming Companies, Inc.

                                      By /s/ R. J. Swenson
                                        -------------------------------------
                                        Its President
                                           ----------------------------------
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                               AMENDMENT TO NOTE


        Agreement made this 28th day of December, 1995, by and between Craig Forsman (hereinafter referred to as "Forsman") and National Gaming Companies, Inc. (hereinafter referred to as "National Gaming").

        WHEREAS, National Gaming executed a Note dated October 31, 1995, in favor of Forsman in the original principal amount of $200,000; and

        WHEREAS, the parties desire to amend the payment terms of the October 31, 1995 Note.

        NOW, THEREFORE, the parties agree as follows:

        1. The first paragraph of the October 31, 1995 Note shall be deleted in its entirety and replaced with the following:

              FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay Craig Forsman the sum of Two Hundred Thousand and 00/100 ($200,000.00) Dollars, together with interest at the rate of 15% per annum. Interest shall commence on the date of this Note. Borrower shall pay interest only payments in the amount of $2,500 on the first day of each month commencing December 1, 1995. The entire principal balance due herein together with accrued interest shall be due and payable in full on May 1, 1996. National Gaming Companies, Inc. shall have the right, at its option, to extend the date on which the entire principal balance together with accrued interest shall be due and payable in full to November 1, 1996. In the event National Gaming Companies, INC. extends the due date to November 1, 1996, interest on the above principal shall increase to 20% per annum for the time period from May 1, 1996 to November 1, 1996, and monthly interest only payment shall increase to $3,333.33 commencing June 1, 1996.
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        IN WITNESS WHEREOF, the parties have executed this Amendment to Note as of the date first above written.

                                        National Gaming Companies, Inc.


                                        By /s/ R. J. Swenson
                                          ------------------------------------
                                          Its President
                                             ---------------------------------


                                        /s/ Craig Forsman
                                        --------------------------------------
                                        Craig Forsman